                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                                  UPROAR INC.
                                       TO
                        FLIPSIDE ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                                 FLIPSIDE, INC.
                   (Not to be used for signature guarantees)

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           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.,
  NEW YORK CITY TIME, ON FRIDAY, MARCH 16, 2001, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

    This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or if time will not permit all required documents to reach Mellon Investor Services LLC (the
"Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See
Section 3 of the Offer to Purchase.

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
          BY MAIL:                      BY OVERNIGHT COURIER:                       BY HAND:

 Reorganization Department            Reorganization Department            Reorganization Department
       P.O. Box 3301                     85 Challenger Road,                      120 Broadway
 South Hackensack, NJ 07606                Mail Drop-Reorg                         13th Floor
                                      Ridgefield Park, NJ 07660                New York, NY 10271

          BY FACSIMILE TRANSMISSION: (FOR ELIGIBLE INSTITUTIONS ONLY)

                                 (201) 296-4293
                        Confirm Facsimile By Telephone:
                                 (201) 296-4860

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares or an Agent's Message (as defined in the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to Flipside Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Flipside, Inc., upon the terms and subject to the conditions set forth in the Offer to Purchase dated
February 16, 2001 (the "Offer to Purchase") and the related Letter of
Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.01 per share (the "Shares"), of Uproar Inc., a Delaware corporation (the "Company"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

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

Number of Shares Tendered:                                   SIGN HERE
Certificate No(s). (if available):                           Name(s) of Record Holder(s)
                                                                                 (PLEASE PRINT)

/ /  Check if securities will be tendered by book-                                Address(es):
     entry transfer
Name of Tendering Institution:
                                                                                   (ZIP CODE)
Account No.:                                                 Area Code and Telephone No(s).:
Dated: , 2001
                                                             Signature(s)

                                   GUARANTEE
                    (Not to be used for signature guarantee)

      The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees either to deliver to the Depositary the certificates evidencing all tendered Shares in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

                  (NAME OF FIRM)                                             (AUTHORIZED SIGNATURE)

                     (ADDRESS)                                                      (TITLE)

                                                                                     (NAME)

                                                                                  Date: , 2001
                    (ZIP CODE)                                               (PLEASE TYPE OR PRINT)

  Area Code and
  Tel. No.

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.